UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

May 9, 2013

Date of Report (Date of earliest event reported)

ONVIA, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-35164	91-1859172
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

509 Olive Way, Suite 400

Seattle, Washington 98101

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (206) 282-5170

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.

On May 9, 2013, Onvia, Inc. (“Onvia”) held its 2013 Annual Meeting of Stockholders (the “2013 Annual Meeting”). At the 2013 Annual Meeting, Onvia’s stockholders voted on the following matters with the following results:

(1)	Election of three Class I directors nominated by Onvia’s Board to serve until the 2016 Annual Meeting of Stockholders.

Nominees	For	Against	Abstentions	Broker Non-Votes
James L. Brill	4,571,998	181,412	120	0
Henry G. Riner	4,603,930	149,480	120	0
D. Van Skilling	4,603,529	149,881	120	0

(2)	To approve an advisory resolution approving the compensation of Onvia’s named executive officers for 2012.

For	Against	Abstentions	Broker Non-Votes
4,466,798	51,419	235,193	120

(3)	To conduct an advisory vote on the frequency of future advisory votes to approve the compensation of Onvia’s named executive officers.

One Year	Two Years	Three Years	Abstain	Broker Non-Votes
1,941,961	7,581	2,803,098	890	0

Consistent with the Board’s recommendation in Onvia’s 2013 Proxy Statement and the voting results, Onvia has determined to hold an advisory vote on the compensation of Onvia’s named executive officers every third year.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Onvia, Inc.

May 15, 2013	By:	/s/ Henry G. Riner

Henry G. Riner Chief Executive Officer & President

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